EXHIBIT 99.1

Oil States Announces Second Quarter 2023 Results
•Net income of $0.6 million, or $0.01 per diluted share, reported for the quarter
•Revenue of $183.5 million, while down 6% sequentially, increased 1% year-over-year
•Adjusted EBITDA (a non-GAAP measure(1)) of $19.0 million decreased $2.4 million sequentially but increased $2.0 million year-over-year
•Generated operating cash flow of $44.7 million in the quarter
•Offshore/Manufactured Products segment's backlog increased sequentially for a fourth consecutive quarter totaling $338 million as of June 30, with a quarterly book-to-bill ratio of 1.1x
•Invested $3.0 million in share repurchases
HOUSTON, July 27, 2023 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	June 30, 2023	March 31, 2023	June 30, 2022	Sequential	Year-over-Year
Consolidated results:
Revenues	$183,529	$196,199	$181,834	(6)%	1%
Operating income (loss)	$3,269	$5,875	$(1,090)	(44)%	nm
Net income (loss)	$558	$2,158	$(5,144)	(74)%	nm
Diluted earning per share	$0.01	$0.03	$(0.08)	(67)%	nm
Adjusted EBITDA(1)	$19,016	$21,407	$16,988	(11)%	12%

Revenues by segment:
Offshore/Manufactured Products	$94,086	$98,199	$96,467	(4)%	(2)%
Well Site Services	64,536	67,058	54,819	(4)%	18%
Downhole Technologies	24,907	30,942	30,548	(20)%	(18)%

Operating income (loss) by segment:
Offshore/Manufactured Products	$11,253	$11,090	$9,441	1%	19%
Well Site Services	4,732	6,966	601	(32)%	nm
Downhole Technologies	(2,536)	(1,519)	(1,485)	(67)%	(71)%

Adjusted Segment EBITDA (a non-GAAP measure(1)):
Offshore/Manufactured Products	$15,981	$15,923	$14,735	—%	8%
Well Site Services	11,425	13,223	8,874	(14)%	29%
Downhole Technologies	1,639	2,756	2,854	(41)%	(43)%
___________________
(1)Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures, see "Reconciliations of GAAP to Non-GAAP Financial Information" tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.

Oil States International, Inc. reported net income of $0.6 million, or $0.01 per share, for the second quarter of 2023 on revenues of $183.5 million and Adjusted EBITDA of $19.0 million. These results compare to revenues of $196.2 million, net income of $2.2 million, or $0.03 per share, and Adjusted EBITDA of $21.4 million reported in the first quarter of 2023.
Oil States' President and Chief Executive Officer, Cindy B. Taylor, stated,
"Our reported second quarter results reflect the dueling trends of activity declines in U.S. shale basins with offsetting growth in offshore and international regions. Despite sequentially weaker second quarter revenues and Adjusted EBITDA, we confirm our full-year guidance of $92 to $100 million of Adjusted EBITDA based upon expected contributions from the ongoing recovery in offshore activity. Our forecast is supported by the backlog growth that we have witnessed at our Offshore/Manufactured Products segment, which increased to $338 million in the second quarter of 2023 – a quarter-end level last observed at the end of 2015.
"We generated very strong cash flow from operations of $45 million in the second quarter, invested $11 million in capital equipment, repurchased $3 million of our common stock and repaid all amounts outstanding under the revolving credit facility. With cash on-hand of $42 million and no significant debt maturities until 2026, we are in a strong position to create stockholder value.
"We remain encouraged by the continued recovery in offshore activity coupled with future benefits to be gained from new product introductions."
Business Segment Results
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore/Manufactured Products
Offshore/Manufactured Products reported revenues of $94.1 million, operating income of $11.3 million and Adjusted Segment EBITDA of $16.0 million in the second quarter of 2023, compared to revenues of $98.2 million, operating income of $11.1 million and Adjusted Segment EBITDA of $15.9 million reported in the first quarter of 2023. Adjusted Segment EBITDA margin in the second quarter of 2023 was 17%, compared to 16% in the prior quarter.
Backlog totaled $338 million as of June 30, 2023, an increase of $12 million, or 4%, from March 31, 2023 and $97 million, or 40%, from June 30, 2022. The current quarter-end backlog is at its highest level since December 31, 2015. Second quarter 2023 bookings totaled $106 million, yielding a quarterly book-to-bill ratio of 1.1x (1.2x year-to-date).
Well Site Services
Well Site Services reported revenues of $64.5 million, operating income of $4.7 million and Adjusted Segment EBITDA of $11.4 million in the second quarter of 2023, compared to revenues of $67.1 million, operating income of $7.0 million and Adjusted Segment EBITDA of $13.2 million reported in the first quarter of 2023. Adjusted Segment EBITDA margin was 18% in the second quarter of 2023, compared to 20% in the first quarter of 2023.
Downhole Technologies
Downhole Technologies reported revenues of $24.9 million, an operating loss of $2.5 million and Adjusted Segment EBITDA of $1.6 million in the second quarter of 2023, compared to revenues of $30.9 million, an operating loss of $1.5 million and Adjusted Segment EBITDA of $2.8 million reported in the first quarter of 2023. The segment's second quarter operating results included a $1.0 million non-cash provision for excess and obsolete inventory. Adjusted Segment EBITDA margin in the second quarter of 2023 was 7%, compared to 9% in the first quarter of 2023.
Corporate
Corporate operating expenses in the second quarter of 2023 totaled $10.2 million.
Interest Expense, Net
Net interest expense totaled $2.1 million in the second quarter of 2023, which included $0.4 million of non-cash amortization of deferred debt issuance costs.
Income Taxes
The Company recognized tax expense of $0.9 million on pre-tax income of $1.4 million during the second quarter of 2023. In the first quarter of 2023, the Company recognized a tax expense of $1.6 million on pre-tax income of $3.8 million.

Cash Flows
During the second quarter of 2023, the Company generated cash flows from operations of $44.7 million and invested $10.8 million in new equipment to support future growth.
The Company also repurchased 439 thousand shares of its common stock for $3.0 million in the second quarter of 2023. A total of $22.0 million remains available under the share repurchase authorization, which extends through February 2025.
Financial Condition
No borrowings were outstanding under the Company's asset-based revolving credit facility (the "ABL Facility") at June 30, 2023. Cash on-hand increased from $15.8 million at March 31, 2023 to $42.4 million at June 30, 2023. Liquidity (cash plus borrowing availability) totaled $133.4 million at June 30, 2023, with amounts available to be drawn under the ABL Facility totaling $90.9 million.
Conference Call Information
The call is scheduled for July 27, 2023 at 10 a.m. Central Daylight Time, is being webcast and can be accessed from the Company's website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company's website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company's manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".
For more information on the Company, please visit Oil States International's website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries ("OPEC") and other producing nations with respect to crude oil production levels and pricing, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the "Business" and "Risk Factors" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and the subsequently filed Quarterly Report on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues:
Products	$92,630	$99,840	$99,033	$192,470	$184,794
Services	90,899	96,359	82,801	187,258	161,084
	183,529	196,199	181,834	379,728	345,878

Costs and expenses:
Product costs	72,659	78,677	79,388	151,336	144,189
Service costs	69,371	72,058	62,768	141,429	124,571
Cost of revenues (exclusive of depreciation and amortization expense presented below)	142,030	150,735	142,156	292,765	268,760
Selling, general and administrative expense	23,528	24,016	23,757	47,544	47,590
Depreciation and amortization expense	15,537	15,256	17,239	30,793	35,056
Other operating (income) expense, net	(835)	317	(228)	(518)	(102)
	180,260	190,324	182,924	370,584	351,304
Operating income (loss)	3,269	5,875	(1,090)	9,144	(5,426)

Interest expense, net	(2,059)	(2,391)	(2,638)	(4,450)	(5,310)
Other income, net	210	276	376	486	1,401
Income (loss) before income taxes	1,420	3,760	(3,352)	5,180	(9,335)
Income tax provision	(862)	(1,602)	(1,792)	(2,464)	(5,233)
Net income (loss)	$558	$2,158	$(5,144)	$2,716	$(14,568)

Net income (loss) per share:
Basic	$0.01	$0.03	$(0.08)	$0.04	$(0.24)
Diluted	0.01	0.03	(0.08)	0.04	(0.24)

Weighted average number of common shares outstanding:
Basic	62,803	62,825	60,704	62,814	60,601
Diluted	63,174	63,072	60,704	63,161	60,601

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,420	$42,018
Accounts receivable, net	180,917	218,769
Inventories, net	205,132	182,658
Prepaid expenses and other current assets	28,217	19,317
Total current assets	456,686	462,762

Property, plant, and equipment, net	296,015	303,835
Operating lease assets, net	23,266	23,028
Goodwill, net	79,778	79,282
Other intangible assets, net	161,476	169,798
Other noncurrent assets	27,799	25,687
Total assets	$1,045,020	$1,064,392

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$513	$17,831
Accounts payable	56,726	73,251
Accrued liabilities	42,987	49,057
Current operating lease liabilities	6,750	6,142
Income taxes payable	2,740	2,605
Deferred revenue	53,027	44,790
Total current liabilities	162,743	193,676

Long-term debt	135,273	135,066
Long-term operating lease liabilities	20,027	20,658
Deferred income taxes	8,601	6,652
Other noncurrent liabilities	20,271	18,782
Total liabilities	346,915	374,834

Stockholders' equity:
Common stock	772	766
Additional paid-in capital	1,125,647	1,122,292
Retained earnings	274,743	272,027
Accumulated other comprehensive loss	(71,522)	(78,941)
Treasury stock	(631,535)	(626,586)
Total stockholders' equity	698,105	689,558
Total liabilities and stockholders' equity	$1,045,020	$1,064,392

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$2,716	$(14,568)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	30,793	35,056
Stock-based compensation expense	3,361	3,504
Amortization of deferred financing costs	892	944
Deferred income tax provision	997	2,584
Gains on disposals of assets	(561)	(1,185)
Settlement of disputes with seller of GEODynamics, Inc.	—	620
Other, net	(267)	360
Changes in operating assets and liabilities, net of effect from acquired business:
Accounts receivable	39,042	(20,469)
Inventories	(21,197)	(14,664)
Accounts payable and accrued liabilities	(25,924)	(5,994)
Deferred revenue	8,237	4,647
Other operating assets and liabilities, net	653	(870)
Net cash flows provided by (used in) operating activities	38,742	(10,035)

Cash flows from investing activities:
Capital expenditures	(17,338)	(6,453)
Proceeds from disposition of property and equipment	690	1,652
Acquisition of business, net of cash acquired	—	(8,125)
Other, net	(66)	(85)
Net cash flows used in investing activities	(16,714)	(13,011)

Cash flows from financing activities:
Revolving credit facility borrowings	35,592	9,725
Revolving credit facility repayments	(35,592)	(9,725)
Repayment of 1.50% convertible senior notes	(17,315)	(6,272)
Other debt and finance lease repayments	(226)	(359)
Payment of financing costs	(95)	(74)
Purchases of treasury stock	(3,001)	—
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(1,948)	(1,002)
Net cash flows used in financing activities	(22,585)	(7,707)

Effect of exchange rate changes on cash and cash equivalents	959	147
Net change in cash and cash equivalents	402	(30,606)
Cash and cash equivalents, beginning of period	42,018	52,852
Cash and cash equivalents, end of period	$42,420	$22,246

Cash paid (received) for:
Interest	$4,060	$4,105
Income taxes, net	(1,475)	291

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues(1):
Offshore/Manufactured Products
Project-driven:
Products	$32,210	$39,132	$41,098	$71,342	$74,942
Services	24,846	24,630	23,995	49,476	48,293
	57,056	63,762	65,093	120,818	123,235
Military and other products	7,965	6,997	7,763	14,962	13,109
Short-cycle products	29,065	27,440	23,611	56,505	44,235
Total Offshore/Manufactured Products	94,086	98,199	96,467	192,285	180,579
Well Site Services	64,536	67,058	54,819	131,594	102,991
Downhole Technologies	24,907	30,942	30,548	55,849	62,308
Total revenues	$183,529	$196,199	$181,834	$379,728	$345,878

Operating income (loss):
Offshore/Manufactured Products	$11,253	$11,090	$9,441	$22,343	$19,637
Well Site Services	4,732	6,966	601	11,698	(2,794)
Downhole Technologies	(2,536)	(1,519)	(1,485)	(4,055)	(2,990)
Corporate	(10,180)	(10,662)	(9,647)	(20,842)	(19,279)
Total operating income (loss)	$3,269	$5,875	$(1,090)	$9,144	$(5,426)
________________
(1)The Company revised its supplemental disclosure of disaggregated revenue information in the second quarter of 2023. Prior-period disclosures of disaggregated revenue information were conformed with the current-period presentation.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Net income (loss)	$558	$2,158	$(5,144)	$2,716	$(14,568)
Interest expense, net	2,059	2,391	2,638	4,450	5,310
Income tax provision	862	1,602	1,792	2,464	5,233
Depreciation and amortization expense	15,537	15,256	17,239	30,793	35,056
Settlement of disputes with seller of GEODynamics, Inc.	—	—	620	—	620
Gains on extinguishment of 1.50% convertible senior notes	—	—	(157)	—	(157)
Adjusted EBITDA	$19,016	$21,407	$16,988	$40,423	$31,494
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, and loss on settlement of disputes with the seller of GEODynamics, Inc., less gains on extinguishment of 1.50% convertible senior notes (the "2023 Notes"). Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Offshore/Manufactured Products:
Operating income	$11,253	$11,090	$9,441	$22,343	$19,637
Other income, net	81	165	45	246	86
Depreciation and amortization expense	4,647	4,668	5,249	9,315	10,579
Adjusted Segment EBITDA	$15,981	$15,923	$14,735	$31,904	$30,302

Well Site Services:
Operating income (loss)	$4,732	$6,966	$601	$11,698	$(2,794)
Other income, net	129	111	878	240	1,864
Depreciation and amortization expense	6,564	6,146	7,395	12,710	15,327
Adjusted Segment EBITDA	$11,425	$13,223	$8,874	$24,648	$14,397

Downhole Technologies:
Operating loss	$(2,536)	$(1,519)	$(1,485)	$(4,055)	$(2,990)
Other expense, net	—	—	(84)	—	(86)
Depreciation and amortization expense	4,175	4,275	4,423	8,450	8,807
Adjusted Segment EBITDA	$1,639	$2,756	$2,854	$4,395	$5,731

Corporate:
Operating loss	$(10,180)	$(10,662)	$(9,647)	$(20,842)	$(19,279)
Other expense, net	—	—	(463)	—	(463)
Depreciation and amortization expense	151	167	172	318	343
Settlement of disputes with seller of GEODynamics, Inc.	—	—	620	—	620
Gains on extinguishment of 1.50% convertible senior notes	—	—	(157)	—	(157)
Adjusted Segment EBITDA	$(10,029)	$(10,495)	$(9,475)	$(20,524)	$(18,936)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, and loss on settlement of disputes with the seller of GEODynamics, Inc., less gains on extinguishment of the 2023 Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.